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                                 EXHIBIT 23.0



                    CONSENT OF INDEPENDENT PUBLIC AUDITORS




We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587 and 33-61589 of Habersham Bancorp on Forms S-8 of our report dated January 26, 1996, appearing in this Annual Report on Form 10-K of Habersham Bancorp for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 25, 1996